EXHIBIT 99




FOR IMMEDIATE RELEASE               Company Contact:
                                    R. Bruce Dewey
                                    CEO and President
                                    (770) 644-6700

Simione Central Holdings, Inc. Announces a Change to its NASDAQ Symbol.

Atlanta, GA (December 20, 2000) Simione Central Holdings, Inc. (formerly NASDAQ:SCHI) announced today that it will change its Nasdaq symbol effective as of December 26, 2000 from SCHI to CURA. Bruce Dewey, Chief Executive Officer and President, stated, "The symbol change is a part of our plan to expand our marketing efforts and enhance our image in the changing home healthcare information technology market. CURA -a source of the words "cure" and "care" - symbolizes our commitment to helping home health agencies and home medical/IV equipment providers achieve their potential in delivering quality care in the most efficient manner to the home health care marketplace."


Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Simione Central's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause Simione Central's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, variability in quarterly operating results, the possible unavailability of capital resources adequate for Simione Central to fulfill its business objectives, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, Simione Central's dependence on business partners, emerging technological standards, risks associated with acquisitions, risks associated with the Year 2000 problem and risk factors detailed from time to time in Simione Central's Registration Statement on Form S-4 (File No. 333-96529) and in Simione Central's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.